                                 Exhibit 10.31
                  Employment Agreement Between the Company and
                       That T. Ngo Dated October 1, 1996

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of October 1, 1996 by and between AMDL, Inc. (the "Company") and That T. Ngo ("Employee").

                                  WITNESSETH:

WHEREAS, the Company and Employee desire to enter into this Agreement to assure the Company of the continuing and exclusive service of Employee and to set forth the terms and conditions of Employee's employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.   Term. The Company agrees to employ Employee and Employee hereby accepts
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     such employment, in accordance with the terms of this Agreement, commencing
     October 1, 1996 and ending September 30, 1998, unless this Agreement is earlier terminated as provided herein.

2.   Services and Exclusivity of Services. So long as this Agreement shall
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     continue in effect. Employee shall devote Employee's full business time, energy and ability exclusively to the business, affairs and interests of the Company and its affiliates or subsidiaries ("Affiliates") and matters related thereto, shall use Employee's best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board of Directors of the Company

Employee may serve as a director or in any other capacity of any business enterprise whose activities involve or relate to the business of the Company, provided in each case that such service is expressly approved by the Board of Directors and does not in any material way interfere with Employee's duties hereunder. The Company also hereby consents to the service of Employee as a director of Sangui Biotech Inc. for so long as Sangui Biotech is not engaged in business competitive with the company's business, and Employee does not share any confidential or proprietary information with Sangui Biotech.

Employee represents to the Company that Employee has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.

3.   Duties and Responsibilities. Employee shall serve as President and Chief
     ---------------------------
     Executive Officer of the Company for the duration of this Agreement. In the performance of Employee's duties, Employee shall report directly to the Board of Directors of the Company and shall be subject to the direction of the Board and to such limits on Employee's authority as the Board may from time to time impose.

Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Board respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of the Company and its Board as they may be, from time to time, stated either orally or in writing. Employee shall have such corporate power and authority as shall reasonably be required to enable Employee to perform the duties required in any office that may be held.

4. Compensation.
   ------------

   (a) Base Compensation. During the term of this Agreement, the Company agrees
       -----------------
       to pay Employee a base salary at the rate of $18,500 per month, payable in accordance with the Company's practices in effect from time to time (the "Base Salary").

   (b) Additional Benefits. Employee shall also be entitled to all rights and
       -------------------
       benefits for which Employee is otherwise eligible under any bonus plan, incentive, participation or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit that the Company or its Affiliates may provide for Employee as from time to time in effect, during the term of this Agreement (collectively, "Additional Benefits").

   (c) Stock Options. The Company shall grant to Employee options to acquire one
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       million five hundred thousand (1,500,000) shares of the Company's common stock with an exercise price equal to the closing bid price, as reported by the NASD Electronic Bulletin Board, on the date of approval of this Agreement by the Board of Directors. Such options are to be exercised within 5 years of the date of grant. Seven hundred and fifty thousand (750,000) of the options will vest immediately and will be registered by the Company on Form S-8, with the remaining seven hundred and fifty thousand (750,000) options vesting at the rate of ninety thousand (90,000) options per calendar quarter for the next seven calendar quarters and one hundred and twenty thousand (120,000) in the eighth calendar quarter, and the Company will grant Employee piggyback registration rights covering the shares issuable upon exercise of such options.

   (d) Perquisites. Employee shall be entitled to 4 weeks of paid vacation each
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       twelve-month period, which shall accrue on a pro rata basis from the date employment commences under this Agreement. Vacation time will continue to accrue so long as Employee's total accrued vacation does not exceed 8 weeks. Should Employee's accrued vacation time reach 8 weeks (the accrual cap), Employee will cease to accrue further vacation until Employee's accrued vacation time fails below this level.

   (e) Overall Qualification. The Company reserves the right to modify, suspend
       ---------------------
       or discontinue any and all of the above referenced benefit plans, practices, policies and programs at any time whether before or after termination of employment without notice to or recourse by Employee.

5. Termination. This Agreement and all obligations hereunder, except the
   -----------
   obligations contained in Sections 7, 8, 9, 10, 11 and 12 which shall survive any termination hereunder, shall terminate upon the earliest to occur of any of the following:

   (a) Expiration of Term. The expiration of the term provided for in Section 1
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       or the voluntary termination by Employee or retirement from the Company in accordance with the normal retirement policies of the Company.

   (b) Death or Disability of Employee. For the purposes of this Agreement.
       -------------------------------
       disability shall mean the absence of Employee performing Employee's duties with the Company on a full-time basis for a period of 6 months, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably). If Employee shall become disabled, Employee's employment may be terminated by written notice from the Company to Employee.

   (c) For Cause. The Company may terminate Employee's employment and all of
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       Employee's rights to receive Base Salary and any Additional Benefits hereunder for cause. For purposes of this Agreement, the term "cause" shall be defined as any of the following:

       (i) Employee's material breach of any of the duties and responsibilities under this Agreement (other than as a result of incapacity due to Employee's disability);

       (ii) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction for a felony or misdemeanor (other than minor traffic violations or similar offenses) or any crime which in the Company's sole discretion materially adversely affects the Company and/or its reputation in the community;

       (iii) Employee's commission of an act of fraud upon the Company or any personal dishonesty, incompetence, negligence, or willful or negligent misconduct;

       (iv) Employee's willful failure or refusal to perform Employee's duties or responsibilities under this Agreement or Employee's material violation of any duty of loyalty to the Company or a breach of Employee's fiduciary duty.

Notwithstanding the foregoing, Employee shall not be terminated for cause pursuant to clauses (i) through (iv) of this Section 5(c) unless and until Employee has received notice of a proposed termination for cause and Employee has had an opportunity to be heard before at least a majority of members of the Board Employee shall be deemed to have had such an opportunity if given written or telephonic notice at least 72 hours in advance of a meeting.

  (d) Without Cause. Notwithstanding any other provision of this Section 5, the
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      Board shall have the right to terminate Employee's employment with the
      Company without cause at any time, provided that the Company shall pay the Employee severance pay equal to 6 months of Base Salary.

  (e) Exclusive Remedy. Employee agrees that the payments expressly provided and
      ----------------
      contemplated by this Agreement shall constitute the sole and exclusive obligation of the Company in respect of Employee's employment with and relationship to the Company and that the payment thereof shall be the sole and exclusive remedy for any termination of Employee's employment. Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

6. Business Expenses. During the term of this Agreement, to the extent that such
   -----------------
   expenditures satisfy the criteria under the Internal Revenue Code for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Employee promptly for reasonable business expenditures (including travel, entertainment, parking, business meetings, and professional dues but not the costs of or dues associated with maintaining club memberships) made and substantiated in accordance with policies, practices and procedures established from time to time by the Company

7. Confidential Information. Employee acknowledges that the nature of Employee's
   ------------------------
   engagement by the Company is such that Employee shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the Company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or its Affiliates (the "Confidential Information"). Employee shall keep all such Confidential Information in confidence during the term of this Agreement and at any time thereafter and shall not disclose any of such Confidential Information to any other person, except to the extent such disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) as authorized in writing by the Company. Upon 'termination of Employee's employment with the Company, Employee shall deliver to the Company all documents. records, notebooks, work papers, and all similar material containing any of the foregoing information, whether prepared by Employee, the Company or anyone else.

8. Inventions and Patents. Except as may be limited by Section 2870 of the
   ----------------------
   California Labor Code, all inventions, designs, improvements, patents, copyrights and discoveries conceived by Employee during the term of this Agreement which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Employee will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein. Note:
   Certain governmental contracts may require assignment of these rights to the appropriate governmental agency.

    Employee acknowledges hereby receipt of written notice from the Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply fully to an invention which qualifies fully under California Labor Code Section 2870.

9.  Non-Competition. In order to protect the Confidential Information, Employee
    ---------------
    agrees that during the term of Employee's employment, and for a period of one year thereafter, Employee shall not directly, or indirectly, whether as an owner, partner, shareholder, agent, employee, creditor, or otherwise, promote, participate or engage in any activity or other business competitive with the Company's business or the business of any present Affiliate of the Company.

10. Non-Solicitation of Customers. Employee agrees that for a period of one year
    -----------------------------
    after the termination of employment with the Company, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of the Company or any Affiliate of the Company for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company or any Affiliate of the Company, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related.

11. Noninterference with Employees. In order to protect the Confidential
    ------------------------------
    Information, Employee agrees that during the term hereof and for a period of one year thereafter, Employee will not, directly or indirectly, induce or entice any employee of the Company or its Affiliates with access to or possession of Confidential Information. to leave such employment or cause anyone else to leave such employment.

12. Assistance in Patent Applications. Employee agrees to assist the Company in
    ---------------------------------
    obtaining United States or foreign letters patent and copyright registrations covering inventions assigned hereunder to the Company and that Employee's obligation to assist the Company shall continue beyond the termination of Employee's employment but the Company shall compensate Employee at a reasonable rate for time actually spent by Employee at the Company's request with respect to such assistance. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions assigned to the Company, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in Employee's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or hereafter may have for infringement of any patent or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company. Employee will further assist the Company in every way to enforce any copyrights or patents obtained including, without limitation, testifying in any suit or proceeding involving any of the copyrights or patents or executing any documents deemed necessary by the Company, all without further consideration but at the expense of the Company. If Employee is called upon to render such assistance after the termination of Employee's employment, then Employee shall be entitled to a fair and reasonable per diem fee in addition to reimbursement of any expenses incurred at the request of the Company.

13. Indemnity. To the fullest extent permitted by applicable law and the bylaws
    ---------
    of the Company, as from time to time in effect, the Company shall indemnify Employee and hold Employee harmless for any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for Employee (provided the same may be obtained at reasonable cost) under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility. To the same extent, the Company will pay all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Employee in connection with the defense of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Employee by reason of Employee's service as an officer or agent of the Company or of any Affiliate of the Company.

14. Remedies. The parties hereto agree that the services to be rendered by
    --------
    Employee pursuant to this Agreement, and the rights and privileges granted to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Employee. This Section 15 shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise.

15. Severability. If any provision of this Agreement is held to be unenforceable
    ------------
    for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

16. Succession. This Agreement shall inure to the benefit of and be binding upon
    ----------
    the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement, by operation of law or otherwise. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations and representations under this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination.

17. Notices. Any notice or other communication provided for in this Agreement
    -------
    shall be in writing and sent if to the Company to its principal office at:

                              AMDL, Inc.
                              14272 Franklin Avenue, Suite 106
                              Tustin, CA 92680-7017
                              Attention: Mr. Tom Tilton

    or at such other address as the Company may from time to time in writing designate, and if to Employee at such address as Employee may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in this Section 18 and a verification of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

18. Entire Agreement. This Agreement contains the entire agreement of the
    ----------------
    parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by the Company.

19. Amendments. No amendment or modification of the terms of this Agreement
    ----------
    shall be valid unless made in writing and duly executed by both parties.

20. Waiver. No failure on the part of any party to exercise or delay in
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    exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

21. Governing Law. This Agreement, and the legal relations between the parties,
    -------------
    shall be governed by and construed in accordance with the laws of the State of California.

22. Attorneys' Fees. If any litigation shall occur between Employee and the
    ---------------
    Company which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, each party in such litigation shall bear its own expenses, including attorneys' fees and costs.

23. Waiver of Jury Trial.
    --------------------

    THE COMPANY AND EMPLOYEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE EMPLOYMENT RELATIONSHIP BETWEEN THEM OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR SUCH RELATIONSHIP. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court or that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, wrongful termination claims, claims for discharge in violation of public policy, claims of discrimination and all other common law and statutory claims, to the maximum extent permitted by law. The Company and Employee each acknowledge that this waiver is a material inducement to enter into this Agreement, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. THE COMPANY AND EMPLOYEE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT MODIFICATIONS TO OR EXTENSIONS OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

24. Withholding. All compensation payable hereunder, including salary and other
    -----------
    benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

25. Counterparts. This Agreement and any amendment hereto may be executed in one
    ------------
    or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

26. Headings. Section and other headings contained in this Agreement are for
    --------
    convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

27. Representation By Counsel; Interpretation. The Company and Employee each
    -----------------------------------------
    acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to
    Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              THE COMPANY

                              AMDL, Inc.


                              By:______________________________________
                                 William M. Thompson, M.D.
                                 Its Chairman of the Board of Directors

                              EMPLOYEE


                              _________________________________________
                              That T. Ngo

                                   SCHEDULE A
                                   ----------

                 LIST OF COUNTIES, CITIES AND OTHER TERRITORIES
                       IN WHICH COMPETITION IS PROHIBITED


[Counties [or portions thereof] within California]
--------------------------------------------------

     [To be completed]



[Cities [or parts thereof] in California but outside the Counties specified
---------------------------------------------------------------------------
above]
------

     [To be completed]



[Counties, Cities or Regions of other States]
---------------------------------------------

     [To be completed]



[Cities or Regions of Foreign Countries]
----------------------------------------

     [To be completed]